UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2018

Date of Report

Solis Tek Inc

(Exact name of registrant as specified in its charter)

Nevada	000-52446	20-8609439
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

853 Sandhill Avenue
Carson, CA	90746
(Address of principal executive offices)	(Zip Code)

(888) 998-8881

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01- Entry into a Material Definitive Agreement

A. Option Agreement for Arizona Property

On April 19, 2018, Solis Tek Inc., (the “Company”) entered into an Option Agreement (the “Option”) with MSCP, LLC, a non-affiliated Arizona limited liability company (the “Lessor”), pursuant to which, a wholly owned subsidiary of the Company, (the “Company Subsidiary”), was granted an option to enter into a certain Lease Agreement (the “Lease”) for the real property, including the structure and all improvements, identified in the Option (the “Premises”). The Premises consists of 70,000 square feet of space and is to be used for the sole purpose of providing services related to the management, administration and operation of a cultivation and processing facility (“Facility”) on behalf of an Arizona limited liability company operating as a nonprofit organization (“Arizona Licensee”) which has been allocated a Medical Marijuana Dispensary Registration Certificate by the Arizona Department of Health Services (“AZDHS”). The activities within the Facility shall be limited to the cultivation, processing, production and packaging of medical marijuana (“MMJ”) and manufactured and derivative products which contain medical marijuana (collectively “MMJ Products”), with no right to sell or dispense any such plants or products. The Lease is for a 5-year initial term (the “Term”) with an option to renew for an additional 5 year term. The base rent for the initial year of the Term is $101,500. per month with additional pro-rata net-lease charges.

As consideration for the Option, the Company paid to Lessor, $160,000.00 (the “Deposit”). If the Company’s Subsidiary executes the Lease by May 19, 2018, the Deposit shall be treated as a security deposit and rent advance and governed in accordance with the terms and conditions of the Lease, and the Company will become a guarantor of the Company Subsidiary’s obligations under the Lease, on behalf of Arizona Licensee. If the Lease is not executed by the Company Subsidiary, the Deposit shall be deemed non-refundable.

B. Purchase of YLK Partners NV, LLC

On May 10, 2018, the Company entered into an Acquisition Agreement with the members, which in the aggregate, own 100% of the membership interests (the “Sellers”) in YLK Partners NV, LLC, a Nevada limited liability company (“YLK”). Pursuant to the Acquisition Agreement, in consideration of the Company acquiring all of the outstanding membership interests of YLK, the Company issued to the Sellers, a total of 5,000,000 warrants (the “Warrants”) to purchase 5,000,000 common shares, at an exercise price of $0.01 per share. The Warrants are exercisable until May 9, 2023.

The Sellers were

(a) LK Ventures, LLC a Nevada limited liability company. One half of the membership interests of LK Ventures, LLC is owned by Alan Lien, Chief Executive Officer, President and a director of the Company, and the remaining one half is owned by a non-affiliated party. LK Ventures LLC received 2,250,000 Warrants under the Acquisition Agreement for the 45% membership interests held in YLK.

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(b) MDM Cultivation LLC, a Delaware limited liability company. The members of MDM Cultivation are affiliates of YA II PN, Ltd. and, D-Beta One EQ, Ltd., which presently hold (i) 2,258,382 shares of Solis Tek’s common stock, (ii) warrants to purchase 11,200,000 shares of the Company’s common stock and (iii) a Secured Promissory Note issued by Solis Tek in the original principal amount of $1.5 million. In addition, YA II PN, Ltd. and the Company are parties to that Standby Equity Distribution Agreement pursuant to which YA II PN, Ltd. has agreed to purchase up to $25.0 million of the Company’s common stock, subject to the terms and conditions thereof. MDM Cultivation owned 45% of the outstanding membership interests of YLK. MDM Cultivation was issued 2,250,000 Warrants under the Acquisition Agreement. As affiliates of MDM Cultivation, YA II PN, Ltd. and D-Beta One EQ, Ltd. will be deemed to be the beneficial owners of the 2,250,000 Warrants in addition to the other shares and warrants presently held by them.

(c) Future Farm Technologies Inc of Vancouver British Columbia, Canada. Future Farm Technologies, Inc. was issued 500,000 Warrants under the Acquisition Agreement for the 10% membership interests held in YLK.

C. Cultivation Management Services Agreement

On January 5, 2018, a wholly owned subsidiary of YLK (the “YLK Subsidiary”) entered into a Cultivation Management Services Agreement (the “Management Agreement”) with an Arizona Licensee. The Arizona Licensee is authorized to operate a medical marijuana dispensary, one (1) onsite Facility and one (1) offsite Facility, to produce, sell and dispense medical marijuana and manufactured and derivative products which contain marijuana pursuant to Title 9; Chapter 17 of the Arizona Department of Health Services Medical Marijuana Program, (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Act”) (collectively referred to herein as the “AMMA”). Pursuant to the Management Agreement, YLK Subsidiary will provide the management services for the offsite Facility, on behalf of the Arizona Licensee.

As consideration for the exclusive right of YLK Subsidiary to manage Arizona Licensee’s Facility, pursuant to the Management Agreement; (i) YLK Subsidiary paid $750,000 to the Arizona Licensee; (ii) agreed to pay an additional $250,000 within 10 days after receipt of the AZDHS Approval to Operate (“ATO”) the Facility; and (iii) agreed to pay a total of $600,000, payable in 44 equal monthly installments commencing on April 1, 2019.

The term of the Management Agreement is 5 years. The YLK Subsidiary has the option to extend the term for an additional 5 years with the payment of $1,000,000.00 at the commencement of the additional term and a total of $1,000,000.00 payable in equal monthly installments over the extended term of the Management Agreement.

The Management Agreement provides, among other things, that:

YLK Subsidiary as an independent contractor, act as the manager (“Manager”) of the Facility, on behalf of and in conjunction with Arizona Licensee, and shall be responsible for the acquisition, design, planning, zoning, entitlement, development and construction of a Facility, and for the preparation, submission and acquisition of the ATO for the Facility from AZDHS as its authorized offsite Facility, including payment of all costs, fees, and expenses incurred in the acquisition of all authorizations, permits, certificates and approvals, including acquiring the ATO from AZDHS.

Manager shall be responsible for implementation of the Facility’s Business Plan, Security Policies and Procedures, Inventory and Quality Control Policies and Procedures, and any other policies and procedures or any amendments thereto, subject to approval and as adopted by Arizona Licensee for the Facility, in accordance with the AMMA and applicable rules and regulations. As compensation for rendering the services and the ongoing successful operation of the Facility, Arizona Licensee shall pay to Manager, certain management fees agreed to by the Parties.

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Manager shall be responsible for taking any action necessary to comply with any change whatsoever in the AMMA and any applicable law, rule, statute, or regulation related to the development, operation, or management of the Facility that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable after the Effective Date.

Manager shall implement all actions necessary to ensure the quality, safety and security of the Facility and the MMJ and MMJ Products at the Facility, including providing product testing at industry standards for all products grown or developed for Arizona Licensee at the Facility. Manager shall also be responsible for all costs and expenses related to the testing of MMJ and MMJ Products cultivated and produced at the Facility to ensure effectiveness, quality and safety in compliance with the AMMA and all other state and local rules, regulations, requirements and laws. In the event Arizona Licensee reasonably requires the additional testing of MMJ and MMJ Products at the Facility, beyond what is required therein, Arizona Licensee agrees to bear the responsibility of any costs, fees and expenses incurred as a result of such additional testing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On May 10, 2018, the Company entered in to a Securities Purchase Agreement with YA PN II, LLC, pursuant to which the Company sold and issued the following:

(a)	500,000 shares of the Company’s common shares for a consideration of $500,000.

(b)	A warrant (“Warrant #1”) to purchase 1,000,000 shares of the company’s common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023.

(c)	A warrant (“Warrant #2”) to purchase 2,250,000 shares of the company’s common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, the Company has the right and option to purchase any unexercised Warrant Shares underlying Warrant #2 for a purchase price of $0.03 per Warrant Share so purchased if and only if the average volume weighted average price (“VWAP”) (as reported by Bloomberg, LP) of the Company’s Common Stock is greater than $1.75 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of exercise.

The Company has the right and option to compel the Holder to exercise any unexercised Warrant Shares underlying Warrant #2 on the terms set forth in Warrant #2 if and only if the average VWAP of the Company’s Common Stock is greater than $1.75 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of exercise.

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(d)	A warrant (“Warrant #3”) to purchase 2,250,000 shares of the company’s common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, the Company has the right and option to purchase any unexercised Warrant Shares underlying Warrant #3 for a purchase price of $0.03 per Warrant Share so purchased if and only if the average volume weighted average price (“VWAP”) (as reported by Bloomberg, LP) of the Company’s Common Stock is greater than $2.00 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of Exercise

The Company has the right and option to compel the Holder to exercise any unexercised Warrant Shares underlying Warrant #3 on the terms set forth in Warrant #3 if and only if the average VWAP of the Company’s Common Stock is greater than $2.00 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of exercise.

(e)	A warrant (“Warrant #4”) to purchase 2,250,000 shares of the company’s common stock at an exercise price of $1.50 per share for a term expiring on May 10, 2023. At any time, the Company has the right and option to purchase any unexercised Warrant Shares underlying Warrant #4 for a purchase price of $0.03 per Warrant Share so purchased if and only if the average volume weighted average price (“VWAP”) (as reported by Bloomberg, LP) of the Company’s Common Stock is greater than $2.50 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of exercise.

The Company has the right and option to compel the Holder to exercise any unexercised Warrant Shares underlying Warrant #4 on the terms set forth in Warrant #4 if and only if the average VWAP of the Company’s Common Stock is greater than $2.50 per Share for the five (5) consecutive trading days immediately preceding the Company’s delivery of a Notice of exercise.

(f)	A Secured Promissory Note (the “Note”) in the amount of $1,500,000. The Note bears interest at the rate of 8% per annum and has a maturity date of February 9, 2019. The Note is secured by all of the assets of the Company.

In connection with the Securities Purchase Agreement, the Company executed: (i) a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC for the resale of certain of the Shares and Warrant Shares; (ii) A Global Guaranty Agreement pursuant to which the Company and all of the Company’s subsidiaries, guaranteed the repayment of the Note; and a Security Agreement pursuant to which the Company and all of its subsidiaries pledged all of their assets as collateral for the repayment of the Note.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.11	Securities Purchase Agreement, dated May 10, 2018

10.12	Secured Promissory Note dated May 10, 2018

10.13	Global Security Agreement dated May 10, 2018

10.14	Registration Rights Agreement, dated May 10, 2018

10.15	Warrant #1 dated May 10, 2018

10.16	Warrant #2 dated May 10, 2018

10.17	Warrant #3 dated May 10, 2018

10.18	Warrant #4 dated May 10, 2018

10.19	Option Agreement dated April 19, 2018

10.20	Acquisition Agreement of YLK Partners LLC

99.1	Press Release entitled “Solis Tek Closes Acquisition for Cannabis Cultivation and Processing Facility in Arizona” dated May 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2018

Solis Tek Inc.

By:	/s/ Alvin Hao
Alvin Hao, Executive Vice President

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